Exhibit 4.4
ROSS MILLER
Secretary of State	Filed in the office of	Document Number
204 North Carson Street, Ste 1	/s/ Ross Miller	20080576939-19
Carson City, Nevada 89701-4299	Ross Miller	Filed Date and Time
(775) 684-5708	Secretary of State	08/28/2008 4:33 PM
Website: www.nvsos.gov.biz	State of Nevada	Entity Number
C14364-2004

AMENDMENT TO
CERTIFICATE OF DESIGNATION
AFTER ISSUANCE OF CLASS OR SERIES
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY-DO NOT HIGHLIGHT                                                                                               ABOVE SPACE IS FOR OFFICE USE ONLY

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION
FOR NEVADA PROFIT CORPORATIONS
(PURSUANT TO NRS 78.1955 – AFTER ISSUANCES OF CLASS OR SERIES)

1. NAME OF CORPORATION:

International Building Technologies Group, Inc.

2. STOCKHOLDER APPROVAL PURSUANT TO STATUTE HAS BEEN OBTAINED.

3. THE CLASS OF CERIES OF STOCK BEING AMENDED:

Series C Preferred Stock

4. BY RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS, THE CERTIFICATE OF DESIGNATION IS BEING AMENDED AS FOLLOWS OR THE NEW CLASS OR SERIES IS:

Series C Preferred Stock previously designated and subsequently amended (see attachments A &B) is to remain the same with the following changes and deletions:

b. Authorized shares of Series C Preferred Stock: 3,000,000

g. Mandatory Redemption Rights: Upon written request from the Company, Holder agrees to convert each Series C Preferred Stock to $2.00 worth of Company’s Common Stock on a mandatory basis.

h. DELETE existing content

h. INSERT the following: Par Value $0.001

5. EFFECTIVE DATE OF FILING (OPTIONAL):
 (MUST NOT BE LATER THAN 90 DAYS AFTER THE CERTIFICATE IS FILED)

6. OFFICER SIGNATURE (REQUIRED): X /s/ Peter Chin

FILING FEE: $175.00
IMPORTANT: FAILURE TO INCLUDE ANY OF THE ABOVE INFORMATION AND SUBMIT THE PROPER FEES MAY CAUSE THIS FILING TO BE REJECTED.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.
Nevada Secretary of State NRS Amend Designation - After
Revised on. 7-1-08

EXHIBIT A
DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708 Website: secretaryofstate.biz

CERTIFICATE OF DESIGNATION
(Pursuant to NRS 78.1955)

CERTIFICATE OF DESIGNATION
FOR NEVADA PROFIT CORPORATION
(PURSUANT TO NRS 78.1955)

1.         NAME OF CORPORATION

Motorsports Emporium, Inc.

2.
BY RESOLUTION OF THE BOARD OF DIRECTORS PURSUANT TO A PROVISION IN THE ARTICLES OF INCORPORATION.  THIS CERTIFICATE ESTABLISHES THE FOLLOWING REGARDING THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF THE FOLLOWING CLASS OR SERIES OF STOCK:

a.        Designation: Series C Preferred Stock

b.        Authorized Shares of Series C Preferred Stock Created hereby: 3,000,000

c.        Liquidation Rights: None

d.        Dividend Rights: None

e.        Conversion Rights: None

f.        Voting Rights: 3,000 votes per share on all matters submitted to a vote of shareholders.

g.        Mandatory Redemption rights: None

h. No Reissuance of Series C Preferred: No share of Series C Preferred Stock acquired by the Corporation in any manner shall ever be reissued and shall be cancelled, retired and eliminated from the shares of capital stock which the corporation shall be authorized to issue.

3.            EFFECTIVE DATE OF FILING (OPTIONAL):
(must not be later than 90 days after the certificate is filed)

OFFICER SIGNATURE:  /s/ David W Keaveney  President

FILING FEE:  $175.00

IMPORTANT: FAILURE TO INCLUDE ANY OF THE ABOVE INFORMATION AND SUBMIT THE PROPER FEES MAY CAUSE THE FILINGS TO BE REJECTED.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.1955 Designation
2003
Revised on 09/28/05

EXHIBIT B
ROSS MILLER
Secretary of State	Filed in the office of	Document Number
204 North Carson Street, Ste 1	/s/ Ross Miller	20070838517-51
Carson City, Nevada 89701-4299	Ross Miller	Filed Date and Time
(775) 684-5708	Secretary of State	12/10/2007 2:35 PM
Website: www.nvsos.gov.biz	State of Nevada	Entity Number
C14364-2004

AMENDMENT TO
CERTIFICATE OF DESIGNATION
AFTER ISSUANCE OF CLASS OR SERIES
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY-DO NOT HIGHLIGHT                                                                                               ABOVE SPACE IS FOR OFFICE USE ONLY

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION
FOR NEVADA PROFIT CORPORATIONS
(PURSUANT TO NRS 78.1955 – AFTER ISSUANCES OF CLASS OR SERIES)

1. NAME OF CORPORATION:

International Building Technologies Group, Inc.

2. STOCKHOLDER APPROVAL PURSUANT TO STATUTE HAS BEEN OBTAINED.

3. HE CLASS OF CERIES OF STOCK BEING AMENDED:

Series C Preferred Stock

4. BY RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS, THE CERTIFICATE OF DESIGNATION IS BEING AMENDED AS FOLLOWS OR THE NEW CLASS OR SERIES IS:

Everything remains the same as the original filing of Preferred Stock Series C (see attached Exhibit A) with the following amendments to Section 2 items b and g:

b. Authorized Shares of Series C Preferred Stock: 1,000,000

g. Mandatory Redemption Rights: Upon written request from the Company, Holder agrees to convert each Preferred Series C Stock to $5.00 worth of INBG Common Stock on a mandatory basis.

5. EFFECTIVE DATE OF FILING (OPTIONAL):
(MUST NOT BE LATER THAN 90 DAYS AFTER THE CERTIFICATE IS FILED)

6. OFFICER SIGNATURE (REQUIRED): X /s/ Peter Chin

FILING FEE: $175.00
IMPORTANT: FAILURE TO INCLUDE ANY OF THE ABOVE INFORMATION AND SUBMIT THE PROPER FEES MAY CAUSE THIS FILING TO BE REJECTED.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.

Nevada Secretary of State AM 78.1955 After Issue 2007
Revised on. 01/01/07